Exhibit 99.1

Crescent Capital BDC, Inc. Provides Business Update

LOS ANGELES, CA, March 15, 2023 — In light of the well-publicized recent developments at both Silicon Valley Bank (“SVB”) and Signature Bank (“Signature”), as well as the broader regional banking sector, the team at Crescent Capital BDC, Inc. (“Crescent BDC” which may also be referred to as “we,” “us,” or “our”) (NASDAQ: CCAP) has been in active dialogue with the sponsors and management teams of its portfolio companies to assess exposure to both SVB and Signature as well as their broader banking relationships.

Crescent BDC’s Lack of Direct Exposure to SVB and Signature

Crescent BDC has no direct exposure to SVB or Signature. Crescent BDC does not have cash accounts or deposits with either bank, and from a counterparty exposure perspective, with respect to our liabilities (i.e., where Crescent BDC is a borrower or issuer of debt), SVB and Signature are not counterparties.

Crescent BDC’s Limited Portfolio Company Exposure to SVB and Signature

From an indirect exposure perspective, our team has been working closely with our portfolio companies to understand their banking relationships and any exposure to SVB or Signature through cash balances and operating bank accounts. While we’ve identified certain instances of portfolio companies having exposure to SVB through deposit accounts only, we believe that the direct risk of cash depository loss of any portfolio company has likely been remediated based on Sunday’s decision by the Treasury, Federal Reserve and FDIC to fully protect all SVB and Signature depositors. Additionally, based on our analysis, we’ve determined that the majority of the SVB deposit account balances held by the identified portfolio companies are immaterial in nature, and would not have meaningfully impacted the companies’ operations should depositor support not have been provided.

None of our portfolio companies have exposure to Signature through deposit accounts.

None of our portfolio companies have SVB or Signature as a participant in their respective credit facilities. Therefore, we do not believe there is any current liquidity impact on our portfolio companies.

Crescent Capital Group’s (“Crescent”) Lack of Direct Exposure to SVB and Signature

At the corporate level, Crescent has no direct exposure to SVB or Signature. Crescent does not have cash accounts or deposits with either bank. Neither SVB nor Signature provide credit facilities to Crescent.

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent. Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent is a global credit investment manager with over $40 billion of assets under management. For over 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, Chicago and London with more than 200 employees globally. Crescent is a part of SLC Management, the institutional alternatives and traditional asset management business of Sun Life. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Dan McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

This press release, and other statements that Crescent BDC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Crescent BDC’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Crescent BDC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and Crescent BDC assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Crescent BDC’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment adviser or its affiliates; (13) the ability of our investment adviser to attract and retain highly talented professionals; (14) changes in law and policy accompanying the new administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

Crescent BDC’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, identifies additional factors that can affect forward-looking statements.